Exhibit 10.1

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”), binding and effective as of the 17th day of May 2022, is made and entered into by and among Yuengling’s Ice Cream Corporation, a Nevada corporation (“Buyer”), and Revolution Desserts, LLC, a New Hampshire limited liability company (the “Company”).

WHEREAS, reference is made to that certain Membership Interest Purchase Agreement, by and among the parties and the Selling Members dated April 30, 2022 (the “Purchase Agreement”) (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement);

WHEREAS, pursuant to Section 10.1(e) of the Purchase Agreement, the parties wish to terminate the Purchase Agreement;

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, and intending to be legally bound, it is agreed as follows:

1.                  As of the date first set forth above, pursuant to Section 10.1(e) of the Purchase Agreement, the parties agree to terminate the Purchase Agreement, and as such, as of the date hereof the Purchase Agreement shall be null, void and of no effect.

2.                  Each Person executing this Agreement represents and warrants that he has the power, right, and authority to bind that party to this Agreement, that he has the power, right, and authority to terminate on behalf of that party the Purchase Agreement, that no assignment of the Purchase Agreement has been or will be made, and that no other person must approve or otherwise authorize this Agreement for it to be binding on behalf of the party.

3.                  Each party acknowledges that it has read this Agreement carefully, that the party has consulted with legal counsel regarding the terms and provisions of this Agreement (or have had the opportunity to consult with legal counsel and chosen not to do so), and that the party has relied solely upon their own judgment without the influence of anyone in entering into this Agreement. Each party further acknowledges that the party understands the significance of this Agreement and represents that the terms of this Agreement are fully understood and voluntarily accepted by each party.

4.                  In the event any provision of this Agreement is deemed to be invalid or unenforceable by any court or administrative agency of competent jurisdiction, and in the event that any provision cannot be modified so as to be valid and enforceable, then that provision shall be deemed severed from the Agreement, and the remainder of the Agreement shall remain in full force and effect.

5.                  This Agreement in all respects shall be interpreted under the laws of the Commonwealth or Pennsylvania. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

6.                  This Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. This Agreement may only be waived, modified or amended by written agreement signed by all parties.

7.                  This Agreement may be executed in one or more counterparts, including by email in portable document format, each of which shall constitute an original and collectively shall constitute one and the same document, and execution in such manner shall in no way affect or alter the validity of this Agreement or the rights and responsibilities of the parties hereto.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first above written.
BUYER:

YUENGLING’S ICE CREAM CORPORATION

By:	/s/ Robert C. Bohorad

Name:	Robert C. Bohorad

Title:	President & CEO

COMPANY:

REVOLUTION DESSERTS, LLC

Signature:	/s/ Robert Carlson

Name:	Robert Carlson

Title:	Majority Shareholder

[SIGNATURE PAGE TO YICC / REVOLUTION TERMINATION AGREEMENT]